                                                                    EXHIBIT 99.3

[SPSS LOGO]

FOR IMMEDIATE RELEASE:
June 10, 2004
Contact:                     Edward Hamburg             Nicole Junas
                             SPSS Inc.                  SPSS Inc.
                             Executive VP/CFO           Investor Relations
                             312.651.3000               800.457.0161
                                                        E-mail:  invest@spss.com


                 SPSS NOTIFIED BY NASDAQ ON DELAY IN 10-Q FILING

CHICAGO, IL. (USA), June 10, 2004 -- SPSS Inc. (NASDAQ: SPSSE), a global provider of predictive analytics technology and services, previously reported that it received a NASDAQ Staff Determination on April 1, 2004 relating to the Company's failure to file its Annual Report on Form 10-K for fiscal year 2003 with the United States Securities and Exchange Commission (SEC) on or before March 30, 2004. SPSS today announced that it received an additional notice from the NASDAQ on June 7, 2004 indicating its failure to file its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004 with the SEC on or before the May 15, 2004 filing deadline. These notices informed the Company that it failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) and that its common stock is subject to delisting from the NASDAQ National Market. The June 7, 2004 notice invited SPSS to provide the NASDAQ with additional information about the anticipated filing dates of its periodic reports. SPSS has provided the NASDAQ with this additional information and reiterated its request for continued listing.


ABOUT SPSS INC.
SPSS Inc. [NASDAQ: SPSSE] is a global provider of predictive analytics technology and services. The company's predictive analytics technology connects data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois (USA). For additional information, please visit www.spss.com.